As filed with the Securities and Exchange Commission on August 24, 2001.
                                                      Registration No.333-_____
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8


                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                        TIPPINGPOINT TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                74-2902814
      ------------------------------                  -----------------
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                 Identification No.)


                     7501B North Capital of Texas Highway
                             Austin, Texas  78731
                                (512) 681-8000

      (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)


                    AMENDED AND RESTATED 1999 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                           (Full Title of the Plan)


                                James E. Cahill
                      Vice President and General Counsel
                        TippingPoint Technologies, Inc.
                     7501B North Capital of Texas Highway
                             Austin, Texas  78731
                                (512) 681-8000
                     (Name, Address, and Telephone Number,
                  including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
        Title of                 Amount            Proposed Maximum       Proposed Maximum           Amount of
       Securities                 to be             Offering Price            Aggregate            Registration
    to be Registered           Registered/1/          per Share/2/         Offering Price/2/           Fee/2/
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$0.01 par value per share       333,333                 $4.52                 $1,506,665               $377
====================================================================================================================

(1) 333,333 additional shares of common stock, par value $0.01 (the "Common Stock"), of TippingPoint Technologies, Inc., are being registered for issuance pursuant to the TippingPoint Technologies, Inc. Second Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Option Plan"). These shares reflect an increase of 333,333 shares authorized under the Option Plan. This Registration Statement also relates to an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Option Plan as the result of a stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the average of the high and low prices per share of Common Stock on the Nasdaq National Market System on August 21, 2001.

                               EXPLANATORY NOTE
                               ----------------

     TippingPoint Technologies, Inc., a Delaware corporation formerly named Netpliance, Inc. (the "Registrant"), in accordance with Rule 413 of Regulation C of the Securities Act of 1933, hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register additional securities of the same class as registered under the Registration Statement on Form S-8 (Registration No. 333-35146) filed with the Securities and Exchange Commission on April 19, 2000 (the "Previous Registration Statement") for the purpose of registering an additional 333,333 shares of the Registrant's Common Stock issuable upon the exercise of options granted pursuant to the Option Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Previous Registration Statement, including the information incorporated by reference.

     Originally, a maximum of 10,500,000 shares of the Registrant's Common Stock were authorized for issuance under the Option Plan. Registrant effected a reverse stock split of its Common Stock on August 20, 2001, at a ratio of one-for-fifteen (the "Reverse Stock Split"). As a result of the Reverse Stock Split, the maximum number of shares of the Registrant's Common Stock authorized for issuance under the Option Plan was reduced to 700,000 shares. On August 9, 2001, the Registrant's Board of Directors voted to amend the Option Plan and authorized the increase in the aggregate number of shares to be issued under the Option Plan. The amendment will be submitted to the stockholders of the Registrant at a special meeting to be held on or about October 24, 2001. This Registration Statement covers the increase of 333,333 shares of Common Stock issuable under the Option Plan, bringing the total number of authorized shares to 1,033,333.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-4 of this Registration Statement, which Index is incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on August 23, 2001.

                                 TIPPINGPOINT TECHNOLOGIES, INC.

                                 By:   /s/ FRANCIS S. WEBSTER III
                                    -----------------------------------------
                                       Francis S. Webster III
                                       President, Chief Operating Officer and
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of TippingPoint Technologies, Inc., hereby severally constitute and appoint Francis S. Webster III and James
E. Cahill, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable TippingPoint Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


            Signature                                      Title                                   Date
            ---------                                      -----                                   ----

  /s/ JOHN F. MCHALE                          Chairman and Chief Executive Officer            August 23, 2001
----------------------------------
      John F. McHale                             (Principal Executive Officer)


  /s/ FRANCIS S. WEBSTER III                  President, Chief Operating Officer              August 23, 2001
----------------------------------
      Francis S. Webster III                     and Chief Financial Officer
                                        (Principal Financial and Accounting Officer)

  /s/ MICHAEL R. CORBOY                                   Director                            August 23, 2001
----------------------------------
      Michael R. Corboy

  /s/ KEVIN DENUCCIO
----------------------------------                        Director                            August 23, 2001
      Kevin Denuccio


  /s/ GRANT A. DOVE                                       Director                            August 23, 2001
----------------------------------
      Grant A. Dove

  /s/ DAVID S. LUNDEEN                                    Director                            August 23, 2001
----------------------------------
      David S. Lundeen

  /s/ JAMES M. MANSOUR                                    Director                            August 23, 2001
----------------------------------
      James M. Mansour

  /s/ KIP MCCLANAHAN                                      Director                            August 23, 2001
----------------------------------
      Kip McClanahan

  /s/ STEVEN G. PAPERMASTER                               Director                            August 23, 2001
----------------------------------
      Steven G. Papermaster

  /s/ PAUL S. ZITO                                        Director                            August 23, 2001
----------------------------------
      Paul S. Zito

                               INDEX TO EXHIBITS


Exhibit Number                                     Exhibit
--------------------------------------------------------------------------------

4.3* TippingPoint Technologies, Inc. Second Amended and Restated 1999 Stock Option and Restricted Stock Plan

5.1*                           Opinion of Hughes & Luce, L.L.P.

23.1*                          Consent of Hughes & Luce, L.L.P.
                               (Contained in Exhibit 5.1)

23.2*                          Consent of KPMG LLP

24.1*                          Power of Attorney (Contained at page II-2)

* Filed herewith.